                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement ("Agreement") is entered into as of the Closing Date of the Merger Agreement as defined below, by and between At Home Corporation ("@Home"), a Delaware corporation, with its principal offices located at 425 Broadway, Redwood City, California 94063, and George Bell, a resident of Menlo Park, California ("Bell").

                                    RECITALS
                                    --------

A. Bell is and has been the Chief Executive Officer of Excite, Inc. ("Excite") since January 1996.

B. On January 19, 1999, Excite and @Home entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Excite and @Home agreed to merge Excite into @Home, with @Home to become the parent corporation and Excite to become @Home's wholly-owned subsidiary.

C. On January 19, 1999, Bell entered into a Company Voting Agreement with @Home, pursuant to which Bell agreed to vote his shares of Excite's common stock in favor of the proposed merger of Excite into @Home.

D. The merger of Excite into @Home is expected to be completed on or before May 31, 1999.

E. @Home desires to retain the services of Bell as the Chief Executive Officer of Excite after the merger of Excite into @Home and Bell desires to provide such services.

         Therefore, in consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

         1. Position. Effective on the Closing Date as defined in the Merger
            --------
Agreement (the "Effective Date"), during the term of the Agreement, Bell will serve @Home in the initial position of Chief Executive Officer of @Home, and, subject to the terms and conditions of this Agreement, will report to the Chief Executive Officer of @Home and will have such positions as may from time to time be assigned to Bell by the Chief Executive Officer of @Home and the Board of Directors of @Home (the "Board"). On the Effective Date, Bell will be appointed to the Board in the capacity of Director and will serve in that capacity during the term of this Agreement, subject at all times to the Articles of Incorporation, then-current Bylaws and policies applicable to all directors of @Home that may be adopted by the Board from time to time. @Home shall use its best efforts to have Bell nominated and elected and re-elected to the Board at each Annual Stockholder meeting held during his period of service as Chief Executive Officer of @Home.

         2. Duties. Bell will serve @Home in such capacities and with such
            ------
duties and responsibilities as the Chief Executive Officer of @Home and the Board may from time to time determine. Bell will comply with and be bound by @Home's operating policies, procedures and practices from time to time in effect during Bell's employment. Bell hereby represents and warrants that he is free to enter into and fully perform the Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

         3. Exclusive Service. Bell will devote his full time and efforts
            -----------------
exclusively to his employment and apply all his skill and experience to the performance of his duties and advancing @Home's interests in accordance with Bell's experience and skills.

         4. Term of Agreement. This Agreement will commence on the Effective
            -----------------
Date and will continue until the earlier of four (4) years after the Effective Date or when terminated pursuant to Section 5 hereof.

         5. Termination.
            -----------

         5.1 Events of Termination. Bell's employment with @Home may be
             ---------------------
terminated by @Home for any reason at any time with or without "Cause" as defined under Section 5.2 below. During his employment hereunder, Bell shall be an "at-will employee" of @Home.

         5.2 "Cause" Defined. For purposes of this Agreement, "Cause" for Bell's
             ---------------
termination will exist at any time after the happening of one or more of the following events:

         (a) a willful failure or a refusal to comply in any material respect with the reasonable policies, standards or regulations of @Home;

         (b) a good faith determination by the Board that Bell repeatedly and willfully has refused to follow the written directions of the Board of Directors of @Home;

         (c) unprofessional, unethical or fraudulent conduct or conduct that materially discredits Excite or @Home or is materially detrimental to the reputation, character or standing of Excite or @Home;

         (d) dishonest conduct or a deliberate attempt to do an injury to Excite or @Home;

         (e) Bell's material breach of a term of the Agreement or his Invention Assignment and Confidentiality Agreement, including, without limitation, Bell's theft of Excite's or @Home's proprietary information;

         (f) an unlawful or criminal act which would reflect badly on Excite or @Home in Excite or @Home's reasonable judgment; or

         (g)      Bell's death or total disability.

For purposes of this Section 5.2, Bell will be deemed totally disabled if in the good faith determination of the Board, based on sound medical advice, Bell has become physically or mentally incapable of performing his duties for a continuous period of 120 days, or for a total of 120 days in any consecutive twelve (12) month period.

         5.3 "Constructive Termination" Defined. For the purposes of this
             ----------------------------------
Agreement, any of the following events or conditions which occur and are not cured by @Home within thirty (30) days after @Home's receipt of Bell's written notice (the "Notice") of their occurrence will be considered to constitute "Constructive Termination" of Bell and will be deemed to terminate the Agreement on the date which is thirty (30) days after @Home's receipt of such Notice:

         (a) a change in Bell's status, title, position or responsibilities (including reporting responsibilities) that, in Bell's reasonable judgment, represents a substantial reduction of status, title, position or responsibilities as in effect immediately prior thereto; the assignment to Bell of any duties or responsibilities that, in Bell's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of Bell from or failure to reappoint or reelect Bell to any such status, title, position or responsibilities, except in connection with the termination of Bell's employment for Cause, for Bell's disability or death or on account of Bell's voluntary resignation of his status, title, position, responsibilities or employment; provided that for purposes of all of the foregoing, any change in status, title, position or responsibilities as in effect prior to the Effective Date shall not be considered to be Constructive Termination;

         (b)           a reduction in Bell's Base Salary without Bell's consent;

         (c) requiring Bell (without Bell's consent) to be based at any place outside a thirty-five (35) mile radius of his place of employment as of the Effective Date, except for reasonably required travel related to his employment;

         (d) @Home's failure to continue in effect any material compensation or benefit plan, program or practice (or the substantial equivalent thereof) in which Bell was participating as of the Effective Date; or

         (e) @Home's failure to continue in effect any material compensation or benefit plan, program or practice (or the substantial equivalent thereof) in which Bell will participate after the Effective Date.

         5.4 Effect of Termination for Cause. In the event of any termination of
             -------------------------------
this Agreement for Cause ("TERMINATION FOR Cause"), @Home shall pay Bell the compensation and benefits otherwise payable to Bell under Section 6 of this Agreement through the date of termination set forth in a termination notice. Bell's rights under

@Home's benefit plans of general application shall be determined under the provisions of those plans.

         5.5 Effect of Termination Without Cause or Constructive Termination. In
             ---------------------------------------------------------------
the event of any termination of the Agreement upon a termination without Cause ("Termination without Cause") or a Constructive Termination, @Home shall:

         (a) pay Bell the compensation and benefits otherwise payable to Bell under Section 6 through such Termination without Cause or Constructive Termination;

         (b) pay Bell an amount equal to one (1) year of Base Salary plus one (1) year of any incentive-based bonus in effect at the target amount at the date of such Termination without Cause or Constructive Termination;

         (c) continue or accelerate the vesting of one (1) year of all outstanding option grants which have been issued to Bell as of the date of such Termination without Cause or Constructive Termination, determined by whether continuation or acceleration minimizes, if possible, the associated expense charge to @Home; and

         (d) continue for one (1) year Bell's participation in @Home's benefit plans of general application under the provisions of those plans at @Home's expense and thereafter provide Bell with health coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; provided that such paid coverage shall terminate upon Bell becoming covered under a similar plan of another employer.

         5.6 Tax Defense and Indemnity. It is the intent of the parties that any
             -------------------------
payment of compensation to Bell pursuant to Section 5.5 or pursuant to the Merger Agreement, not expose Bell to any tax liabilities above and beyond those liabilities associated with the payment of employment compensation generally. Therefore, in the event that such intended tax treatment is challenged by the Internal Revenue Service (the "IRS"), @Home will defend Bell from any and all claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from any such challenge by the IRS. Bell will promptly notify @Home of any and all such claims and will reasonably cooperate with @Home with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Bell in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Bell's written consent (not to be unreasonably withheld or delayed) and Bell may have his own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

         5.7 Restrictions on Competition after Termination. In the event of (i)
             ---------------------------------------------
a Termination without Cause or Constructive Termination and @Home's performance of the obligations described in Section 5.5 of this Agreement or (ii) a Termination for Cause pursuant to Section 5.2 of this Agreement and @Home's performance of the obligations described in Section 5.4 of this Agreement, Bell agrees that, for a one (1) year period Bell shall not directly or indirectly, either for himself or for any other person or business entity, participate as a manager, partner, agent, active investor, consultant, director officer or employee in any business entity or activity which is directly competitive with the business conducted by Excite or @Home. This section shall not prohibit an investment by Bell in not more than three percent (3%) of the securities of any corporation listed on the New York or American Stock Exchanges or the securities of which are quoted on the Automatic Quotation System on the National Association of Securities Dealers, Inc.

         6. Compensation and Benefits.
            -------------------------

         6.1 Compensation. @Home and Bell hereby agree that, commencing on the
             ------------
Effective Date, @Home will pay Bell the base salary of $210,000 ("Base Salary") in accordance with @Home's normal payroll procedures.

         6.2 Additional Benefits. Bell will be eligible to participate in
             -------------------
@Home's employee benefit plans of general application, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Bell will receive such other benefits, including vacation, holidays and sick leave, as @Home generally provides to its employees. Bell's target bonus shall be $150,000 and tied to goals agreed to by the Board and Bell. As has been the case for the preceding three years, Bell shall receive an advance of the $150,000 for 1999 in four equal installments, repayable after March 2000 if such goals are not obtained.

         6.3 Expenses. @Home will reimburse Bell for all reasonable and
             --------
necessary expenses incurred by Bell in connection with @Home's business, provided that such expenses are incurred in accordance with @Home's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

         7. Proprietary Rights.  Bell hereby agrees to execute an Employee
            ------------------
Invention Assignment and Confidentiality Agreement with @Home in substantially the form attached hereto as Exhibit A.
                            ---------

         8. Employee Solicitation. So long as Bell is an employee of @Home and
            ---------------------
for one (1) year thereafter, Bell shall not, directly or indirectly, either for himself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of Excite or @Home and/or their subsidiaries to terminate his or her employment with Excite or @Home and/or their subsidiaries.

         9. Miscellaneous.
            -------------

         9.1 Arbitration

                  (a) Arbitrable Claims. All disputes between Bell (and his
                      -----------------
attorneys, successors, and assigns) and Excite or @Home (and its affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner whatsoever to the employment or termination of Bell, including without limitation, all disputes arising under this Agreement, ("Arbitrable Claims") shall be resolved by binding arbitration. All persons and entities specified in the preceding sentence (other than @Home and Bell) shall be considered third-party beneficiaries of the rights and obligations created by this Section 9.1. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims.

                           Claims under applicable workers' compensation law and
unemployment insurance claims are not covered by the Agreement. Similarly, claims for provisional relief, such as temporary restraining orders, preliminary injunctions, attachments and the like, are not covered by this Agreement. Such claims may include, but are not limited to, unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information. Bell understands and agrees that either party may seek and obtain relief for such claims from a court with jurisdiction over the matter.

                           THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO
TRIAL BY JURY WITH REGARD TO ARBITRABLE CLAIMS.

                  (b) Procedure. The arbitration will be held under the auspices
                      ---------
of either the American Arbitration Association ("AAA") or Judicial Arbitration & Mediation Services, Inc. ("JAMS"), with the designation of the sponsoring organization to be made by the party who did not initiate the claim.

                           Except as provided in the Agreement, the arbitration
shall be in accordance with the then-current Model Employment Arbitration Procedures of AAA (if AAA is designated), or the then-current JAMS Employment Arbitration Rules (if JAMS is designated). The arbitrator shall be either a retired judge or an attorney licensed to practice law in the state in which the arbitration is convened (the "Arbitrator"). The arbitration shall take place in or near the city in which Bell is or was last employed by Excite.

                           The Arbitrator shall be selected as follows. The
sponsoring organization shall give each party a list of eleven (11) arbitrators drawn from its panel of employment dispute arbitrators. Each side may strike all names on the list it deems unacceptable. If only one (1) common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one (1) common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains.

                           In any arbitration, the burden of proof shall be
allocated as provided by applicable law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 9.1. The fees of the arbitrator shall be split between both parties equally.

                  (c) Confidentiality. All proceedings and all documents
                      ---------------
prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff.

                  (d) Continuing Obligations. The rights and obligations of
                      ----------------------
Bell and @Home set forth in this Section 9.1 shall survive the termination of Bell's employment and the expiration of the Agreement.

         9.2 Release Prior to Receipt of Termination Benefits. If, pursuant to
             ------------------------------------------------
Sections 5.5 of this Agreement, Bell's employment with @Home terminates, then prior to, and as a condition of the receipt of any benefits under this Agreement on account of such termination, Bell shall, as of the date of such termination, execute an employee agreement and release in the form attached hereto as Exhibit
                                                                         -------
B (the "Employee Agreement and Release"). Such Employee Agreement and Release
-
shall specifically relate to all of Bell's rights and claims in existence at the time of such execution and shall confirm Bell's obligations under @Home's standard form of Employee Invention Assignment and Confidentiality Agreement. Bell has twenty-one (21) days to consider whether to execute such Employee Agreement and Release and Bell may revoke such Employee Agreement and Release within seven (7) days after execution of such Employee Agreement and Release. In the event Bell does not execute such Employee Agreement and Release within the twenty-one (21) days specified above, or if Bell revokes such Employee Agreement and Release within the seven (7) day period specified above, no benefits shall be payable to Bell on account of his termination under Section 5.5 of this Agreement.

         9.3 Severability. If any provision of the Agreement shall be found by
             ------------
any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

         9.4 Remedies. @Home and Bell acknowledge that the service to be
             --------
provided by Bell is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Bell hereby consents and agrees that for any breach or violation by Bell of any of the provisions of the Agreement (including, without limitation, Sections 3, 5.7, 7 and 8), a restraining order and/or injunction may be issued against Bell, in addition to any other rights and remedies @Home or its subsidiaries may have, at law or equity, including without limitation the recovery of money damages.

         9.5 No Waiver. The failure by either party at any time to require
             ---------
performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

         9.6 Assignment. This Agreement and all rights hereunder are personal to
             ----------
Bell and may not be transferred or assigned by Bell at any time. Any attempt by Bell to do so will be void and of no effect. @Home may assign its rights, together with its obligations hereunder, to any parent, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such
                                              --------  -------
assignee assumes @Home's obligations hereunder.

         9.7 Withholding. All sums payable to Bell hereunder shall be reduced by
             -----------
all federal, state, local and other withholding and similar taxes and payments required by applicable law.

         9.8 Entire agreement. The Agreement constitutes the entire and only
             ----------------
agreement between the parties relating to employment of Bell with @Home and the nonsolicitation obligations of the Bell and the Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

         9.9 Amendment. The Agreement may be amended, modified, superseded,
             ---------
canceled, renewed or extended only by an agreement in writing executed by @Home and Bell.

         9.10 Notices. All notices and other communications required or
              -------
permitted under this Agreement shall be in writing and hand delivered, sent by confirmed facsimile, sent by registered mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by confirmed facsimile, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

         If to @Home:                       @Home, Inc.
                                            425 Broadway
                                            Redwood City, CA  94063
                                            Fax No.:  650-408-4606
                                            Attention:  General Counsel

         If to Bell:                        George Bell
                                            540 Grace Drive
                                            Menlo Park, California 94025
                                            Fax No.:  650-329-8299

         9.11 Binding Nature. The Agreement shall be binding upon, and inure to
              --------------
the benefit of, the successors and personal representatives of the respective parties hereto.

         9.12 Headings. The headings contained in the Agreement are for
              --------
reference purposes only and shall in no way affect the meaning or interpretation of the Agreement. In the Agreement, the singular includes the plural, the plural includes the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

         9.13 Counterparts. The Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

         9.14 Governing Law. The Agreement and the rights and obligations of the
              -------------
parties hereto shall be construed in accordance with the laws of California, without giving effect to the principles of conflict of laws.

         9.15 Attorney's Fees. In any legal action, arbitration, or other
              ---------------
proceeding brought to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, @Home and Bell have executed the Agreement as of the date first above written.


"BELL"

/s/ George Bell
-------------------------------
Sign Name

George Bell


"@HOME"

At Home Corporation

By: /s/ Thomas A. Jermoluk
   ----------------------------

Its:
    ---------------------------



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                    EXHIBIT A

           EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

                                    EXHIBIT B

                         EMPLOYEE AGREEMENT AND RELEASE

         THIS EMPLOYEE AGREEMENT AND RELEASE ("Release") is between George Bell ("Employee") and At Home Corporation ("@Home"), a Delaware corporation, in accordance with Section 9.2 of the Employment Agreement entered into by the parties as of the Closing Date (the "Agreement"). Unless otherwise defined herein, the terms defined in the Agreement shall have the same defined meanings in this Release.

         1. Payment of Salary. The parties acknowledge and agree that as of the
            -----------------
Termination Date, all salary, and accrued Flexible Time Off, and any and all other benefits, commissions or other such sums due Employee were paid to Employee. In light of the payment by @Home of all wages due, or to become due to Employee, California Labor Code Section 206.5 is not applicable to the parties hereto. Said section provides in pertinent part:

         No employer will require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

         2. Release. Employee and @Home, on behalf of themselves and their
            -------
respective heirs, family members, executors, investors, employees, officers, directors, agents, attorneys, legal successors and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, investors, employees, officers, directors, agents, attorneys legal successors and assigns, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time to and including the Effective Date (collectively, the "Released Matters"), including without limitation,

                                    (1)     any and all claims, other than
breaches in Section 5.7 and Section 7 of the Employment Agreement, relating to or arising from Employee's employment relationship with @Home and the termination of that relationship;

                                    (2)     any and all claims relating to, or
arising from, Employee's right to purchase, or actual purchase of, shares of stock of @Home, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                                    (3)     any and all claims for  wrongful
discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion.

                                    (4)     any and all claims for violation of
any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. seq.;

                                    (5)     any and all claims for violation of
the federal, or any state, constitution;

                                    (6)     any and all claims  arising out of
any other laws and regulations relating to employment or employment discrimination;

                                    (7)     any and all claims for attorneys'
fees and costs; and

                                    (8)     any and all claims either @Home or
Employee may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Employee's employment with @Home and to the termination of such employment. Each of the parties agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement.

                  a. Employee represents that Employee's has no lawsuits, claims or actions pending in Employee's name, or on behalf of any other person or entity, against @Home or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf against @Home or any other person or entity referred to herein.

                  b. Employee represents that Employee is not aware of any claim by Employee other than the claims that are released by this Release. Employee acknowledges that Employee has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

                           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING

                           THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
                           MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee expressly waives any right or benefit which Employee has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware, to the full extent that Employee may lawfully waive those rights and benefits pertaining to the subject matter of this Release. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of Employee and @Home intend to fully, finally, and forever settle all of the Released matters in exchange for the benefits set forth in this Release and in the Agreement. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

         3. Indemnification. This Release shall not apply with respect to any
            ---------------
claims arising under Employee's existing rights to indemnification and defense pursuant to the articles and bylaws of @Home for acts as a director and/or officer or to Employee's rights of insurance under any director and officer liability policy in effect covering @Home's directors and officers. @Home agrees to maintain any such director and officer liability policy in effect with respect to Employee's for services performed by him as an officer to the same extent as other @Home officers.

         4. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges
            ---------------------------------------------
that Employee is waiving and releasing any rights Employee's may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and @Home agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release, Employee acknowledges that the consideration given for this waiver and release agreement in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that:

                  a. Employee should consult with an attorney prior to executing this Release;

                  b. Employee has at least twenty-one (21) days within which to consider this Release, although Employee may accept the terms of this Release at any time within those 21 days;

                  c. Employee has at least seven (7) days following the execution of this Release by the parties to revoke this Release; and

                  d. This Release will not be effective until the revocation period has expired.

         5.       Voluntary Execution of Agreement. This Release is executed
                  --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  a.       they have read this Release;

                  b. they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  c. they understand the terms and consequences of this Release and of the releases it contains;

                  d. they are fully aware of the legal and binding effect of this Release.

                           EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST @HOME BY SIGNING THIS RELEASE. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN SECTION 3 OF THE AGREEMENT.


EMPLOYEE:                                    AT HOME CORPORATION


George Bell                                  ------------------------------
                                             By:
                                             Title:
------------------------------
Signature

Date:                                        Date:
     -------------------------                    -------------------------